                                                                  Exhibit 10.3

In this document an "#" indicates that confidential  material has been omitted pursuant to a request for confidential  treatment filed with the Office of the
Secretary of the Securities and Exchange  Commission together with the omitted material.

                          VENDOR SERVICES AGREEMENT

            THIS VENDOR SERVICES AGREEMENT is made and entered into effective as of the 28th day of September 2001 (the "Effective Date"), by and between
Express Scripts, Inc. a Delaware corporation ("ESI") and Medix Resources,
Inc., a Colorado corporation (collectively, with its wholly-owned subsidiaries, referred to herein as "Vendor").  Vendor and ESI are sometimes hereinafter referred to as a "Party" or the "Parties."

            WHEREAS, ESI is engaged in the business of providing pharmacy benefits management services to various health plans and other payors with whom it has entered into arrangements for such services;

            WHEREAS, Vendor has developed various programs and services including, but not limited to, software that facilitates prescriber connectivity at the point-of-care allowing physicians and other healthcare professionals to write prescriptions and to access healthcare information as a means of enhancing the efficacy of patient care and the efficiency of healthcare benefits administration; and

            WHEREAS, ESI desires to engage Vendor to provide and Vendor desires to provide certain services to ESI that will assist ESI in providing pharmacy benefit management services to ESI's customers.

            NOW, THEREFORE, the Parties agree to be bound as follows:

1.    DEFINITIONS

            "Affiliate" means, as to any Party, any corporation or other entity which, directly or indirectly, through one or more intermediaries, controls (i.e., possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of an entity, whether through ownership of voting securities, by contract, or otherwise), is controlled by, or is under common control with such Party.

            "Best Efforts" means, as to a Party, an undertaking by such Party to perform or satisfy an obligation or duty or otherwise act in a manner reasonably calculated to obtain the intended result by action or expenditure not disproportionate or unduly burdensome in the circumstances.

            "Eligible Prescriber" means a physician or other healthcare professional authorized by law to write prescriptions who has entered into an agreement directly or indirectly with Vendor to use the Vendor System.

            "ESI Client" means an entity for which ESI has directly or indirectly agreed to provide PBM Services.

            "ESI Formulary" means a Formulary managed by ESI on behalf of itself or one or more ESI Clients

            "ESI Patient" means an enrollee in a health plan sponsored or administered by an ESI Client.

            "ESI Physician" means an Eligible Prescriber who provides medical care to an ESI Patient and utilizes the Vendor System for prescribing pharmaceutical products to such patient in connection with such care.

            "ESI System" means the proprietary system of ESI comprised of one or more computer systems (including hardware, software and electronic data transmission network(s)) owned and maintained by ESI for purposes of providing PBM Services to ESI Clients and their enrollees.

            "Formulary" means a list of pharmaceutical products intended to assist prescribers or others in the selection of such products for patients covered by a related pharmaceutical benefit plan.  A Formulary may be open, closed or otherwise reflect coverage restrictions or limitations, may include information concerning the beneficiary's financial obligation (e.g., co-payment) associated with drugs on the Formulary, and may include other information such as prior authorization requirements or other matters of interest to prescribers.

            "Initial Phase" means the period of time commencing as of the
Effective Date and ending on the last day of the sixth calendar month following the month in which the first Initial Phase Physician is able to access the Vendor System and write prescriptions using ESI Formulary and ESI
Patient information provided pursuant to this Agreement.

            "Initial Phase Physicians" means a certain group of at least 175
Atlanta metropolitan area physicians mutually agreed to between the Parties with respect to who the Vendor System will be installed and used at reasonable levels for purposes of (i) accessing information related to ESI
Formularies and ESI Patients and (ii) writing and transmitting prescriptions electronically during the Initial Phase.

            "Messages" means any information that is sent and/or received between the ESI System and Eligible Prescribers via the Vendor System.

            "Patient Confidential Information" means individually
identifiable patient information and other confidential information regarding a patient, including but not limited to information pertaining to the patient's health history, diagnosis or treatment.

            "PBM" means a pharmacy benefits management company or other similar entity providing PBM Services.

            "PBM Services" means any one or more services typically provided by a PBM, including, without limitation, design, management or administration of pharmacy benefits, pharmaceutical claims adjudication, retail pharmacy network management, mail order pharmacy operations, rebate management, and formulary design and/or management.

            "Proprietary Information" means all proprietary and non-public information and data that concerns the business, technology, systems, finances, personnel, operations, or other assets and activities of a Party, including, but not limited to, trade secrets, ideas, processes, formulas, systems, source codes, data programs, other original works of authorship, know-how, improvements, discoveries, developments, designs, inventions, techniques, marketing plans, information systems, strategies forecasts, new products, unpublished financial statements, budgets, projections, licenses, rates, prices (including the fees charged under this Agreement), costs, customer lists, and supplier lists not available to the public.  Proprietary
Information does not include information generally available to the public other than as a result of improper disclosure by a Party or its agents or employees receiving such information under this Agreement.

            "Service Fee" means the fees payable to Vendor by ESI as
contemplated in Section 6.1.

            "Term" means the period of time during which this Agreement is made to be effective by and between the Parties, pursuant to the provisions of Section 9.1.

            "Vendor Services" means those services rendered by Vendor to ESI pursuant to Section 4 below and as further described in Exhibit A attached hereto.

            "Vendor System" shall mean the proprietary system developed by
Vendor to facilitate prescriber connectivity at the point-of-care, consisting of software, information and materials designed and developed by Vendor to provide physicians and their staff with ESI Patient data through interface with the ESI System and facilitate prescription transactions by Eligible
Prescribers for ESI Patients.  The functionalities and services of the Vendor
System to be provided by Vendor pursuant to this Agreement are described on
Exhibit A to this Agreement.

2.    Representations and Warranties

      2.1   Representations and Warranties of Vendor

            Vendor represents, warrants, and covenants that:

            2.1.1 Licenses; Compliance with Law

            Vendor  has  all  necessary   licenses  required  to  perform  its
obligations  hereunder,  is  in  good  standing  to  perform  its  obligations
hereunder,   and  will  perform  such   obligations  in  compliance  with  all
applicable  state and federal laws and  regulations  affecting  such services.
Vendor  will  take all  necessary  action  to  ensure  that all  prescriptions generated by use of the Vendor System will be valid,  legal  prescriptions  in the states in which Vendor operates.

            2.1.2 Authority of Vendor

            Vendor has full power and authority to enter into this Agreement as described herein, and the execution, delivery and performance of this
Agreement does not conflict with or result in a default under any other agreements or obligations to which Vendor is a party or is otherwise subject.
This Agreement has been duly and lawfully authorized by all necessary corporate action and this Agreement constitutes a valid and enforceable obligation of  Vendor in accordance with its terms.

      2.2   Representations and Warranties of ESI.

            ESI represents, warrants, and covenants that:

            2.2.1 Licenses; Compliance with Law

            ESI has all necessary licenses required to perform its
obligations hereunder, is in good standing to perform its obligations hereunder, and will perform such obligations in compliance with all applicable state and federal laws and regulations affecting such obligations.

            2.2.2 Authority of ESI

            ESI has full power and authority to enter into this Agreement as described herein, and the execution, delivery and performance of this
Agreement does not conflict with or result in a default under any other agreements or obligations to which ESI is a party or is otherwise subject.
This Agreement has been duly and lawfully authorized by all necessary corporate action and this Agreement constitutes a valid and enforceable obligation of ESI in accordance with its terms.

3.    INITIAL PHASE

      3.1   Implementation Plan Development

            During the thirty (30) day period immediately following the
Effective Date of this Agreement, the Parties shall work together in good faith to identify the Initial Phase Physicians for purposes of this Agreement and develop a mutually agreeable plan and timeline for deployment of the
Vendor System to the Initial Phase Physicians with the functional requirements described on Exhibit A to this Agreement on or before April 1,
2002.  Such plan shall include provisions for (i) testing the data communications between Vendor and ESI with respect to the accurate transmission of all information to be exchanged between the Parties pursuant to this Agreement, (ii) a detailed walk-through of all ESI requirements, and
(iii) ESI's review and approval of all Messages to be presented to Eligible
Prescribers.  Each of the Parties shall use its Best Efforts to complete all tasks assigned to such Party in connection with the foregoing plan and timeline.  In the event that this Agreement continues in effect subsequent to the Initial Phase, the Parties shall work together in good faith, as necessary, to determine and implement mutually acceptable modifications to the foregoing plan and timeline for purposes of expanding the geographic deployment of the Vendor System and the availability of ESI Information to all Eligible Prescribers.

      3.2   Vendor Obligations

            During the Initial Phase, Vendor shall provide all of the Vendor
Services and fulfill all other obligations described in Section 4 of this
Agreement with respect to (i) all of the Initial Phase Physicians and (ii)
all information made available by ESI to Vendor with respect to ESI Patients receiving services from the Initial Phase Physicians.  Notwithstanding anything in this Agreement to the contrary, Vendor shall not be obligated to provide such services with respect to Eligible Prescribers other than Initial
Phase Physicians during the Initial Phase.

      3.3   ESI Obligations

            During the Initial Phase ESI will provide relevant ESI Patient and ESI Formulary information in accordance with the provisions of Section 5 of this Agreement with respect to patients who receive services from the
Initial Phase Physicians.  Notwithstanding anything in this Agreement to the contrary, ESI shall not be obligated to provide such information with respect to Eligible Prescribers other than Initial Phase Physicians during the
Initial Phase.

4.    VENDOR RIGHTS AND OBLIGATIONS

      4.1   Vendor Services

            During the Term of this Agreement, Vendor shall perform the
Vendor Services as defined in and as more particularly described in Exhibit A attached hereto.  Vendor shall use its Best Efforts to perform, and to cause its subcontractors to perform, the Vendor Services in a prompt, competent and businesslike manner, and, upon ESI's request, to make reasonably acceptable modifications to the Vendor Services to the extent necessary to conform with provisions of ESI's contracts with ESI Clients.  Vendor shall use Best
Efforts to recruit physicians to become Eligible Prescribers.

      4.2   Vendor Facilities, Equipment, Systems and Personnel

            During the Term of this Agreement, Vendor shall operate and maintain all necessary and appropriate computer hardware and software, facilities, processes, systems and other equipment and personnel to enable
Vendor to provide the Vendor Services in accordance with this Agreement.
Vendor will use Best Efforts to ensure that the Vendor System provides Vendor
Services to Eligible Prescribers at a level competitive with those services offered by Vendor's competitors in the electronic prescribing and/or physician interconnectivity industry.  The Vendor System will at all times be designed and operated consistent with applicable law, including without limitation all applicable law relating to the protection of individually identifiable patient information.  Upon reasonable request, ESI may conduct an audit of Vendor's procedures and business practices pertaining to the
Vendor Services, and the elements of the Vendor System pertaining to prescribing by Eligible Prescribers for ESI Patients, to ensure compliance with the provisions of this Agreement.

      4.3   Reports

            Subject to the terms of this Agreement and all applicable laws and regulations, Vendor will provide ESI with monthly reports, within ten
(10) business days of the beginning of each calendar month, setting forth (i)
the data specified in Schedule A-1 of Exhibit A to this Agreement and (ii)
such other information as mutually agreed upon by the Parties from time to time.

      4.4   Access to Data and Records

            Vendor shall provide ESI with full access to all data generated by Vendor in connection with the Vendor Services pertaining to prescribing by
ESI Physicians.  Furthermore, Vendor shall assist ESI in conducting ESI's own internal review of such data for purposes of monitoring the progress and conduct of the Vendor Services.  Vendor shall assist and cooperate with ESI's auditors in the conduct of the annual audit of ESI's financial records and operations subject to Vendor's right to reimbursement of reasonable costs in connection with such efforts.  Until the expiration of four years after the performance of Vendor Services under this Agreement or such longer period as may otherwise be required by applicable law, Vendor shall maintain copies of such books and records as may be reasonably necessary to verify the extent and nature of the Vendor Services provided pursuant to this Agreement.

      4.5   Insurance

            Vendor, on its own behalf and at its expense, shall maintain general commercial liability and professional liability insurance with reasonable limits insuring both Vendor and its employees and agents from claims arising from their respective acts and omissions in connection with the Vendor Services.

      4.6   Demonstration Support

            During the Term of this Agreement, Vendor shall provide ESI with remote access to the portion of the Vendor System supporting the Vendor
Services for purposes of allowing ESI to demonstrate the functionalities of the Vendor System to ESI Clients and other potential customers of ESI.

      4.7   Agreements with other PBMs and ESI Clients

            Subject to the rights of ESI as set forth in this Agreement,
Vendor shall retain the right to negotiate and enter into agreements with other PBMs.  Vendor agrees that ESI will have an exclusive right to represent
ESI Clients with respect to pharmaceuticals and PBM Services, and thus Vendor will not contract directly or indirectly with any ESI Client for pharmacy related services (excluding e-detailing).  Notwithstanding the foregoing, with respect to ESI Clients for which ESI does not provide services for all of the applicable client's lines of business, Vendor shall not be restricted from approaching such clients in connection with providing services for non-ESI lines of business.

      4.8   Project Management

            Vendor shall designate and communicate to ESI those Vendor personnel responsible for business, product development, testing, deployment, support and utilization services related to the Vendor Services.  Vendor shall also provide a dedicated project manager acceptable to ESI to be responsible for management of all activities and obligations of Vendor with respect to the Vendor Services and to provide weekly updates to the ESI project manager regarding tasks assigned to Vendor, as applicable.

      4.9   Quality Assurance

            Vendor shall provide ESI with a reasonable means of reviewing information provided by ESI for deployment via the Vendor System as it will appear on the Vendor System prior to such information being made available to
Eligible Prescribers.  Vendor shall implement any corrections to such information no later than five (5) business days following Vendor's receipt of verbal or written notice of such corrections from ESI; provided that, to the extent such notice is given verbally, ESI shall provide written confirmation of such notice within the foregoing five (5) day period.  Vendor further agrees to (i) use Best Efforts to ensure that the Vendor System is available at all times, except for reasonable periods of time for maintenance, and (ii) respond with reasonable corrective measures within two
(2) hours of Vendor's receiving notice that the Vendor System has become unavailable to any Eligible Prescriber.

      4.10  Customized Messaging

            Vendor shall use its Best Efforts to assist ESI in developing rules and content for purposes of providing customized Messages to Eligible
Prescribers ("Customized Messaging").  Such Customized Messaging shall be designed to convey information not included in the ESI Information and not typically used in connection with the prescription writing and benefits-eligibility process.

5.    ESI RIGHTS AND OBLIGATIONS

      5.1   ESI Information

            Subject to all necessary consents and/or approvals, ESI shall make available to Vendor the information described in Exhibit B attached hereto relating to ESI Patients, ESI Formularies and ESI Clients, as
reasonably necessary to allow Vendor to perform the Vendor Services in accordance with this Agreement (collectively the "ESI Information").  Subject to the limitations on use and disclosure of Patient Confidential Information set forth in this Agreement, ESI hereby grants to Vendor, for the Term of this Agreement, a nonexclusive, revocable, non-assignable, non-transferable license to integrate, use, reproduce, distribute, and transmit the ESI
Information, and limited portions thereof, in connection with the distribution and use of the Vendor System in the United States as
contemplated herein, and for no other purpose.  Vendor shall not have any right to alienate, assign, sublicense or otherwise transfer all or any part of such license.  Except as expressly set forth herein, ESI shall retain all right, title and interest in and to the ESI Information.  Vendor represents and warrants that it (a) shall not use or disclose such ESI Information to any other third party for any other purpose; and (b) shall, upon request of
ESI or upon termination of this Agreement, return all tangible copies of the
ESI Information to ESI and delete all references to ESI Information from any database maintained by Vendor or its Affiliates.  Vendor warrants that all such ESI Information, and updates thereof, will be promptly and accurately loaded on the Vendor System so as to be readily available to Eligible
Prescribers using the Vendor System.

      5.2   Use of Vendor Data by ESI

            Subject to applicable law and the restrictions set forth in
Section 8 of this Agreement, ESI will be entitled to use all data received from Vendor in connection with the Vendor Services provided hereunder for purposes related to (i) ESI's internal business operations (ii) any existing or proposed business relationship with any ESI Customer, or (iii) the promotion of ESI's PBM Services.

      5.3   Project Management

             ESI shall designate and communicate to Vendor those ESI
personnel responsible for business, product development, testing, deployment, support and utilization services related to the Vendor Services received by
ESI pursuant to this Agreement.  ESI shall also provide a dedicated project manager reasonably acceptable to Vendor to be responsible for management of all activities and obligations of ESI under this Agreement and to provide weekly updates to the Vendor's designated project manager regarding tasks assigned to ESI, as applicable.

      5.4   Project Feedback

            ESI will, upon reasonable request from Vendor, provide Vendor with access to information reasonably necessary to evaluate the efficacy of the Vendor System.

6.    FEES AND EXPENSES

      6.1   Service Fee Amount

            In consideration of Vendor's performance of the Vendor Services and its other obligations hereunder, ESI shall pay to Vendor the Service Fee set forth in Exhibit C to this Agreement with respect to Eligible Prescribers who access the Vendor System and write prescriptions using ESI Formulary and
ESI Patient information provided pursuant to this Agreement.

      6.2   Payment of Service Fee

            During the Term of this Agreement, Vendor shall provide ESI with monthly invoices for any Service Fees due with respect to the previous calendar month in accordance with the provisions of Exhibit C to this
Agreement.  Such invoices shall include reasonably detailed summaries of the components used to calculate the total amount due to Vendor on each invoice.
Payment from ESI to Vendor shall be due no later than thirty (30) days following ESI's receipt of each such invoice.  The foregoing notwithstanding, to the extent that ESI determines, and provides reasonably detailed documentation to Vendor to support such determination, that ESI has paid
Vendor more than it was entitled to receive hereunder in connection with any invoice dated no earlier than One Hundred Eighty (180) days prior to such determination, ESI shall receive either (i) a credit from Vendor on all future invoices, as necessary to compensate ESI for such overpayment, or (ii)
a check in the amount of such overpayment from Vendor.

      6.3   Costs Associated with This Agreement

            Except as otherwise provided in this Agreement, ESI and Vendor shall each be responsible for the cost and expense of its own legal, accounting and other professional services associated with the preparation, negotiation and performance of this Agreement.

      6.4   Taxes and Other Governmental Obligations

            All taxes or other governmental obligations required of or imposed on a Party in connection with or as a result of its performance of its obligations under this Agreement shall be the sole obligation of such
Party.

7.    INTELLECTUAL PROPERTY

            Vendor represents and warrants to ESI that, to the best of its knowledge after reasonable inquiry, the Vendor System, including Vendor's prescription writing system, is proprietary to Vendor and that the use of the
Vendor System as contemplated herein will not infringe upon any patent, copyright, trade secret or other proprietary right of any third party.

8.    RECORDS, CONFIDENTIALITY AND nondisclosure

      8.1   Ownership of Records

            All books and records relating to the operations of ESI,
including but not limited to all books of account, ESI Patient records, and general administrative records, shall be and remain the property of ESI;
provided, that, subject to the provisions of this Agreement relating to confidentiality of records, Vendor may maintain copies of any such records received by Vendor in connection with this Agreement as necessary to comply with Section 8.2 below and for Vendor's archival purposes.

      8.2   Confidentiality and Non-Disclosure

            8.2.1 Non-Disclosure of Proprietary Information

            Except as expressly provided for in this Agreement, each Party
(as the "Receiving Party") shall, and shall cause its Affiliates and its and their respective officers, directors, employees, agents and subcontractors
(collectively, "Representatives") to, preserve the confidential nature of and keep in strictest confidence all Proprietary Information of or acquired from another Party, its Affiliates or any of their respective Representatives
(collectively, the "Disclosing Party") (regardless of the form or medium used to store or communicate such information or whether such information is observed) in connection with the relationship contemplated by this Agreement, and the Receiving Party shall not use, reproduce or disclose, directly or indirectly, and shall cause its respective Affiliates and Representatives not to use, reproduce or disclose, directly or indirectly, any Proprietary
Information of the Disclosing Party to any third party; provided, however, that the foregoing restrictions shall not apply to any Proprietary
Information disclosed to a third party by the Receiving Party or its
Affiliate or one or more of their respective Representatives, if the
Receiving Party, such Affiliate or Representative can demonstrate that such
Proprietary Information:

            (i)   is or hereafter becomes generally available to the trade or public other than by reason of any breach of this Section 8.2.1;

            (ii)  was already known to the Receiving Party or such Affiliate or Representative as shown by written records; or

            (iii) is disclosed to the Receiving Party or such Affiliate or
Representative by a third party who has the right to disclose such information.

            Upon request, each Party shall either promptly return to a
Disclosing Party all documents and materials, and all copies thereof, containing any Proprietary Information of the disclosing Party, or shall destroy all such items, as the Disclosing Party may direct, except as may be reasonably necessary for the Party in possession of such documents or materials to preserve its business records, provided that reasonable measures are implemented to preserve the confidentiality of such records.

            8.2.2 Disclosure Required by Governmental Authority

            Notwithstanding Section 8.2.1 above, if the Receiving Party is requested or required in a judicial, administrative or governmental proceeding of competent jurisdiction to disclose any Proprietary Information, the Receiving Party shall promptly notify the Disclosing Party so that the
Disclosing Party may either seek an appropriate protective order or waiver.
If the Receiving Party is nevertheless required to disclose such Proprietary
Information in any court or administrative tribunal or to any governmental agency of competent jurisdiction, the Receiving Party may disclose such
Proprietary Information without liability under this Section 8.2.

      8.3   Confidentiality of Patient Information

            The Parties agrees that any Patient Confidential Information disclosed to Vendor pursuant to this Agreement Party shall be (a) used only as necessary and appropriate to carry out the provisions of this Agreement, and (b) disclosed only as specifically provided for under this Agreement or required by law.  Vendor shall use all reasonable and appropriate safeguards to prevent any unauthorized disclosure of Patient Confidential Information and shall report to ESI any unauthorized disclosure of Patient Confidential
Information belonging ESI.  In the event that Vendor uses a subcontractor or other agent to fulfill any of Vendor's obligations under this Agreement and it becomes necessary for such subcontractor or agent to receive Patient
Confidential Information disclosed pursuant to this Agreement, Vendor shall cause any such subcontractor or agent to agree to be bound by the same restrictions and conditions that apply to Vendor hereunder.  In the event that Vendor is requested or required by a government authority to disclose
Patient Confidential Information received from ESI, Vendor shall treat such event as if it relates to the Proprietary Information of ESI and shall act in accordance with Section 8.2 in notifying ESI and providing ESI an adequate opportunity to object to any disclosure of the applicable Patient
Confidential Information.  Vendor further agrees to make Vendor's internal practices, books and records relating to the use and disclosure of Patient
Confidential Information available to all appropriate government bodies for purposes of determining Vendor's compliance with all laws relating to the use and disclosure of such information.

9.    TERM AND TERMINATION

      9.1   Term and Renewal

            The Term of this Agreement shall commence on the Effective Date hereof and continue for an initial period of three (3) years (the "Initial
Term"), and shall be renewed automatically for additional renewal terms of three (3) years each, subject to the mutual agreement of both parties, unless this Agreement has been terminated as provided herein.

      9.2   Automatic Termination

            This Agreement shall automatically terminate as of April 1, 2002 in the event that Vendor has not provided access to the Vendor System and the ability to write prescriptions using ESI Formulary and other ESI Information to at least One Hundred (100) of the Initial Phase Physicians by such date;
provided that ESI has not breached the obligations set forth in Section 3.1 of this Agreement.

      9.3   Termination With or Without Cause

            Until December 31, 2002, either Party may terminate this
Agreement at any time, with or without cause upon thirty (30) days prior written notice to the other Party.  Beginning as of January 1, 2003, to the extent that this Agreement has not been earlier terminated, either Party may terminate this Agreement at any time, with or without cause upon ninety (90)
days prior written notice.

      9.4   For Cause Termination

            Either Party may terminate this Agreement in the event that the other Party materially defaults in the performance of a material covenant, agreement, term, or provision of this Agreement to be performed by such other
Party, and such default shall continue uncured for a period of 30 days after such Party's receipt of written notice stating with specificity the default.

      9.5   Effect of Termination

            Upon the termination or expiration of this Agreement, each Party shall promptly return to the other any books, records, or materials that belong to such other Party.  Except as provided in this Section 9.5 and
Section 10, no Party shall have any further liability or obligation to the other after termination or expiration of this Agreement.  Upon termination of this Agreement, Vendor shall (a) use Best Efforts to return to ESI, within thirty (30) days of its request, all Proprietary Information disclosed to
Vendor by ESI regardless of the form or medium in which such information is stored and (b) reasonably cooperate with ESI to effectuate the orderly termination of this Agreement, including the transmission to ESI of all reports and data required pursuant to this Agreement but not yet received by
ESI as of the effective date of termination.

      9.6   Final Billing

            Upon termination of this Agreement, any Party may request a final accounting to determine any amounts due to one Party from the other Party under this Agreement.  At the request of either Party, such final accounting shall be audited by an independent auditor acceptable to the Parties and the cost of such audit shall be borne by the Party requesting it, or as otherwise mutually agreed.

10.   INDEMNIFICATION AND LIMITATION OF LIABILITY

      10.1  Indemnification

            10.1.1   Agreement of Vendor to Indemnify

            Subject to the conditions, provisions and limitations of this
Section 10, and other applicable provisions of this Agreement, Vendor hereby agrees to indemnify, defend and hold harmless ESI and its Affiliates (each, an "ESI Party") from and against all actual and direct damages, costs and expenses, including, without limitation, interest, penalties and reasonable attorneys' fees and disbursements, imposed upon or directly incurred by an
ESI Party by reason of or resulting from any of the following:

                     10.1.1.1.      Any negligent act or failure to act or
willful misconduct of Vendor or any violation of law by Vendor, its employees, officers or agents in connection with performance of the Vendor
Services.

                     10.1.1.2.      Any material breach of or failure to
perform or to properly and accurately perform any of Vendor's obligations, representations or covenants under this Agreement.

                     10.1.1.3.      The performance of the Vendor System.

                     10.1.1.4.      Any actual or alleged infringement of any
patent or other intellectual property rights in connection with the use of the Vendor System.

                     10.1.1.5.      Any actual or alleged violation of
applicable law or regulations in connection with the marketing or use of the
Vendor System.

                     10.1.1.6.      Any actual or alleged unauthorized
disclosure by Vendor of Patient Confidential Information.

            10.1.2   Agreement of ESI to Indemnify

            Subject to the conditions, provisions and limitations of this
Section 10, and other applicable provisions of this Agreement, ESI hereby agrees to indemnify, defend and hold harmless Vendor and its Affiliates (each a "Vendor Party") from and against all actual and direct damages, costs and expenses, including, without limitation, interest, penalties and reasonable attorneys' fees and disbursements, imposed upon or directly incurred by any
Vendor Party by reason of or resulting from any of the following:

                     10.1.2.1.      Any  negligent  act or  failure  to act or
willful misconduct or any violation of law by ESI, its employees,  officers or agents in connection with this Agreement.

                     10.1.2.2.      Any  material  breach  of  or  failure  to
perform  or to  properly  and  accurately  perform  any of ESI's  obligations, representations or covenants under this Agreement.

            10.1.3   Conditions of Indemnification

            The obligations and liabilities of ESI and Vendor hereunder with respect to their respective indemnities pursuant to this Section 10.1, resulting from any claim, demand or other assertion of liability by third parties (hereinafter called collectively "Demands"), shall be subject to the following terms and conditions:

                     10.1.3.1.      Subject to the  consent of the party to be
indemnified  pursuant  to this  Section  10 (the  "Indemnified  Party")  (such consent not to be unreasonably  withheld or delayed),  the indemnifying  party
(the  "Indemnifying  Party") will have the right to  undertake,  by counsel or representatives of its own choosing, the defense,  compromise or settlement of any  such  Demand  asserted  against  the  Indemnified  Party,  such  defense, compromise  or  settlement  to be  undertaken on behalf of and for the account and risk of the Indemnifying Party.

                     10.1.3.2.      In the event the Indemnifying  Party shall
elect  not  to  undertake  such  defense  by  its  own  representatives,   the
Indemnifying  Party shall give prompt  written  notice of its  election to the
Indemnified  Party,  and the  Indemnified  Party will  undertake  the defense,
compromise  or  settlement   thereof  by  counsel  or  other   representatives
designated  by it whom the  Indemnifying  Party  determines  in  writing to be satisfactory for such purposes.  The consent of the Indemnifying  Party to the
Indemnified  Party's  choice of counsel or other  representative  shall not be unreasonably withheld or delayed.

                     10.1.3.3.      In the event  that both an ESI Party and a
Vendor Party are subject to the same Demand,  then each Party shall (i) assume its own  defense  thereof  with  counsel  of its  choosing,  (ii) bear its own expenses in the defense  thereof,  except as otherwise  provided  herein,  and
(iii) forego any settlement or compromise  thereof  without the consent of the other Party unless the  settlement  or  compromise  includes an  unconditional release in favor of the other party and its  Affiliates by all claimants  from any  liability  therein.  Notwithstanding  each Party's  obligation to conduct its own defense of any joint  Demand and bear its own defense  costs  therein, if relative  fault is allocated or apportioned  therein by final  adjudication or joint  settlement  primarily  to one Party and its  Affiliates,  that Party shall be responsible  for  reimbursing  the other Party for all costs incurred by the Party in the defense  thereof.  For purposes of this Section 10.1.3.3 a
Party shall be deemed  "primarily"  at fault only if at least  eighty  percent
(80%)  of such  fault  is  allocated  or  apportioned  to such  Party  and its
Affiliates.

            10.1.4   Survival

            The agreements to indemnify contained in this Section 10.1 shall survive termination or expiration of this Agreement for any reason.

            10.1.5   Notice

            A party having reason to believe that it may be entitled to indemnification under this Section 10.1 shall give reasonably prompt written notice to the other party from whom indemnification may be sought specifying in reasonable detail the nature and basis of any Demand or other matter
(including actual and direct damages incurred other than as a result of a third party claim) which may give rise to such indemnification, but such notice shall not be a condition of such indemnification.  The failure of the
Indemnified Party to provide such notice shall not relieve the Indemnifying
Party of its obligations under this Section 10.1, unless the delay or failure to provide such notice prejudices an Indemnifying Party in a manner that demonstrably results in actual and direct damages to such Indemnifying Party, in which event such Indemnifying Party shall be relieved of such obligations but only to the extent such actual and direct damages resulting from the delay can be proved.

      10.2  Limitation of Liability

            NOTWITHSTANDING ANY OTHER PROVISION CONTAINED IN THIS AGREEMENT,
THE PARTIES' LIABILITY UNDER THIS AGREEMENT SHALL BE LIMITED TO ACTUAL AND
DIRECT LOSSES, COSTS AND/OR EXPENSES SUFFERED BY THE OTHER PARTY.  THE
PARTIES ACKNOWLEDGE AND AGREE THAT NEITHER PARTY SHALL BE LIABLE FOR ANY LOST
REIMBURSEMENT OR LOSS OF DATA, EARNINGS, PROFITS OR GOODWILL OR ANY OTHER
INDIRECT, CONSEQUENTIAL, INCIDENTAL, EXEMPLARY OR PUNITIVE DAMAGES SUFFERED
BY ANY PERSON OR ENTITY, INCLUDING THE OTHER PARTY.

      10.3  Remedies Upon Termination or Default

            Subject to the dispute resolution provisions in Section 10 and the limitations of liability in Section 10.2, each Party shall also have all remedies other than termination available to it at law or in equity on account of any default of another Party that is not cured as provided in this
Agreement.

11.   DISPUTE RESOLUTION

            If any dispute or controversy arises among the Parties with respect to: the making, construction, terms, or interpretation of this
Agreement; or the rights of any Party; or with respect to any question regarding any breach of this Agreement, it shall be referred to binding arbitration before three arbitrators within 30 days after the notice of a dispute.  The arbitral panel shall be composed of one arbitrator appointed by
Vendor, one appointed by ESI, and one selected by mutual agreement of the two selected arbitrators.  The arbitral panel shall follow the rules of the
American Arbitration Association unless otherwise directed by Vendor and ESI in writing.  The decision of the arbitral panel shall be set forth in a written opinion and shall be binding on the Parties.  The Parties agree to make their respective records available to each other in the arbitration without recourse to formal discovery and to make their respective personnel available for testimony in the arbitration.  Any costs associated with such proceedings shall be borne equally by the Parties; provided that, each Party shall bear the costs of its own counsel and technical or consulting support in connection with the arbitration.  Pending final determination of a dispute hereunder, ESI and Vendor shall proceed diligently with their performance of this Agreement.

12.   CHANGE IN LAW

            In the event that legislation is enacted or regulations are promulgated or a decision of a court is rendered that affect, or may affect in the good faith opinion of either Party's legal counsel, the legality of this Agreement or adversely affect the ability of either Party to perform its obligations or receive the benefits intended hereunder, then, within fifteen
(15) days following notice, each Party will negotiate in good faith an amendment to this Agreement or a substitute agreement which will carry out the original intention of the Parties to the extent possible in light of such legislation, regulation or decision and each Party will execute such amendment.  In the event that the Parties cannot reach agreement as to the terms and provisions of the amendment or substitute agreement within thirty
(30) days following the notice provided in this Section, then this Agreement may be terminated by either Party upon written notice of termination to the other Party stating the effective date of termination.

13.   MISCELLANEOUS

      13.1  Audit Rights

            ESI will have the right to conduct a reasonable annual audit of
Vendor's books and records, directly relating to Vendor's performance of its obligations hereunder during normal business hours on prior written notice for the purpose of verifying Vendor's compliance with the terms and conditions of this Agreement.  In connection with any such audit, ESI shall have access to complete prescription data relating to any prescription written for an ESI Patient by an Eligible Prescriber using the Vendor
System.  ESI acknowledges and agrees that the provisions of this Section 13.1 shall not obligate Vendor to provide ESI with access to information relating to the PBM Services of other clients of Vendor to the extent that such access would disclose the identity of such clients.

      13.2  Assignment and Subcontracting

            This Agreement, and the rights and obligations of the Parties created hereunder, shall not be assigned or subcontracted to any third party by any Party without the prior written consent of the other Party, such consent not being unreasonable withheld.  Any purported or attempted assignment or subcontract without such consent shall be void and without effect, except that Vendor and ESI may assign or subcontract any or all of their respective rights and obligations under this Agreement to any of their respective Affiliates.

      13.3  Binding on Successors and Assigns

            Without in any way limiting the provisions of Section 13.2, this
                                                          ------------
Agreement shall be binding upon, enforceable by and inure to the benefit of the Parties, their successors and assigns.

      13.4  Impossibility of Performance

            Neither ESI nor Vendor shall be deemed to be in default of this
Agreement if prevented from performing any obligation hereunder for any reason beyond its control, including without limitation, governmental laws and regulations, acts of God or the public, flood, storm, strikes, or an act of war against the United States.  In such case, prompt notice shall be given to the other Party, and the Parties shall negotiate in good faith with the goal or intent of preserving this Agreement and the respective rights and obligations of the Parties to the greatest extent possible.

      13.5  Notices

            All notices, demands, requests or other communications which may be or are required to be given, served or sent by any Party to any other
Party pursuant to this Agreement shall be in writing and shall be mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or transmitted by hand delivery (including delivery by courier), reputable overnight courier service, telegram, telex, or facsimile transmission, addressed to Vendor or to ESI, as the case may be, as set forth below.

            If to Vendor:

                  Medix Resources, Inc.
                  305 Madison Avenue
                  Suite 2033
                  New York, New York  10165
                  Attention:  John Prufeta
                  Facsimile No.:  212-681-9817

            If to ESI:

                  Express Scripts, Inc.
                  13900 Riverport Drive
                  Maryland Heights, Missouri  63043
                  Attention:  General Counsel
                  Facsimile No.:  314-702-7120

Each Party may designate by notice in writing new addresses to which any notice, demand, request or communication may thereafter be so given, served or sent.  Each notice, demand, request, or communication which shall be mailed, delivered or transmitted in the manner described above shall be deemed sufficiently given, served, sent and received for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt, the affidavit of messenger or (with respect to a telex) the answer back or (with respect to a facsimile) the printed confirmation being deemed conclusive (but not exclusive) evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

      13.6  Further Instruments or Action

            Each Party agrees that it will execute and deliver such further instruments and will take such other action as may reasonably be necessary in order to effectively discharge or perform or to carry out any of the respective obligations and agreements hereunder.

      13.7  Governing Law

            The validity and construction of the terms and provisions of this
Agreement and the rights and obligations of the Parties hereto shall be interpreted and enforced in accordance with the laws of the State of Delaware
(without regard to its conflict of laws rules), except to the extent preempted by federal law.

      13.8  Rights Cumulative; No Waiver

            No right or remedy conferred upon or reserved to either of the
Parties is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to any other right or remedy, now or hereafter legally existing upon any default.  The failure of any Party to insist at any time upon the strict observance or performance of any of the provisions of this Agreement or to exercise any right or remedy as provided in this Agreement shall not impair any such right or remedy or be construed to be a waiver or relinquishment.  Every right and remedy given by
Agreement to the Parties may be exercised from time to time and as often as may be deemed expedient by the Parties.

      13.9  Amendment

            This Agreement may be amended at any time by mutual agreement of the Parties, but no such amendment is valid unless it is in writing and signed by both Parties by persons duly authorized to do so.

      13.10 Agreement Not to Hire

            During the Term and for one year thereafter, neither Party shall directly or indirectly employ, or offer or promise to offer or otherwise solicit for employment, or induce the termination of employment of, employees or former employees (who were in the employ of a Party within the immediately preceding 12 month period) of the other Party, or employees or former employees of any Affiliate of such Party, without the prior written consent of such other Party.

      13.11 Rights of Third Parties

            The Parties do not intend, and nothing in this Agreement shall be construed or deemed, to give any person other than the Parties hereto any right or interest based on this Agreement.  The Parties reserve the right to amend this Agreement by mutual written consent without notice to or consent of any person or to terminate it without notice to or consent of any person not a Party to this Agreement.

      13.12 Relationship Of The Parties

            ESI and Vendor are, and shall remain independent contractors.
Nothing in this Agreement shall be construed to create any relationship between the Parties other than that of independent contractors.

      13.13 Use of Marks

            13.13.1  Rights to Use Marks

            Except as expressly provided herein, no rights in or to the marks
"Vendor" or any other service marks, trademarks, or corporate names of Vendor or its Affiliates (the "Vendor Marks") are granted to ESI or any other party by virtue of this Agreement.  Except as expressly provided herein, no rights in or to the marks ESI, Express Scripts or any other service marks, trademarks, or corporate names of ESI or its Affiliates (the "ESI Marks") are granted to Vendor or any party by virtue of this Agreement. The Parties will mutually agree upon the form and content of any disclosure or publication of the relationship created hereunder.

            13.13.2  Quality Control

            Vendor and ESI agree that all services provided hereunder by one
Party in conjunction with the other Party's service marks or trademarks, or in connection with the corporate names of such other Party or its Affiliates, shall be performed in compliance with the quality standards specified in this
Agreement.  Vendor and ESI shall use reasonable efforts to maintain the validity and distinctiveness of the other Party's service marks, trademarks, and corporate names so as to enhance the goodwill symbolized by such service marks, trademarks, and corporate names.

      13.14 Entire Agreement

            This Agreement (including all Exhibits and Schedules hereto)
contains the entire agreement between the Parties with respect to the subject matter contained herein and no representations or agreement, oral or otherwise with respect to such subject matter, between the Parties not embodied herein or attached hereto shall be of any force or effect.

      13.15 Survival

            The provisions of Sections 4.4, 7, 8, 10, 11 and 13 shall survive the expiration on termination of this Agreement for any reason.

            IN WITNESS WHEREOF, the Parties hereto have caused this Vendor
Services Agreement to be executed and delivered in their name and on their behalf as of the date first set forth above.

                                    VENDOR:

                                    MEDIX RESOURICES, INC.

                                    By:   /s/John R. Prufetta
                                    Name:  John Prufetta
                                    Title:      President & Chief Executive
                                    Officer:

                                    ESI:

                                    EXPRESS SCRIPTS, INC.

                                    By:   /s/Agnes Rey-Giraud
                                    Name:  Agnes Rey-Giraud
                                    Title: Vice President & General
                                    Manager, e-Business

                                  EXHIBIT A

                               VENDOR SERVICES

            In accordance with the terms and conditions of the Agreement,
Vendor shall perform the services set forth in this Exhibit A for and on behalf of ESI during the term of the Agreement.

1.    Vendor System.  Vendor will provide the Vendor System (as hereinafter defined) to Eligible Prescribers in accordance with the terms of this
Agreement.

2.    Software. Vendor will provide Vendor System Software to Eligible
Prescribers and will provide all necessary installation, training and on-going support. Vendor will be solely responsible for funding and implementation of all software placement, together with all installation, training and support.

3.    Vendor System Features.  The Vendor System will be loaded with the information provided by ESI relating to applicable ESI Formularies, ESI
Patients, pharmacy network and other plan design features, as more particularly described in Exhibit B to this Agreement, and with such other physician messaging information relating to ESI Patients (e.g., regarding the applicable formulary and other information and advertising) as Vendor and ESI may agree.

4.    Software Functionality.  Vendor shall be and shall remain solely responsible for the development of the Vendor System and its use on the appropriate equipment, and all functionality relating thereto.  The Vendor
System will incorporate or put into the cycle for development, at a minimum, the following capabilities:

#

1.    User Support.  Vendor will develop and implement a comprehensive user support function and will develop and implement ongoing software upgrades.
Specifically, Vendor will develop upgrades to the Vendor System which will accomplish each of the functions described in paragraph 4 above, as well as those described in Schedule A-1 attached hereto and incorporated herein.

2.    Vendor System Enhancements.  The parties will collaborate to devise upgrades for the Vendor System.  Vendor will work with ESI to enhance the ability of the Vendor System to improve the marketing of products using the
Vendor System.

3.    Quality Assurance System.  Vendor will provide ESI with a system
(including necessary software) to perform quality assurance reviews of
Vendor's loading of the ESI Formulary information and other related information provided by ESI.

4.    Data Provided.  Vendor will supply ESI with the data represented in
Schedule A-1.

5.    Communication Specifications.  Send and receive data in accordance with the communications specifications represented in Schedule A-2.

6.    Future Product/Service Offerings.  Vendor will collaborate with ESI to develop new product/service upgrades to enhance the value of the Vendor
System for ESI Customers.

                                 Schedule A-1

                        DATA PROVIDED BY VENDOR TO ESI

      # (8 pages)

                                  #

                                  #

                                  #

                                  #

                                  #

                                  #

                                  #

                                Schedule A-2

                         Communication Specification

# (2pages)

                                      #

                                  EXHIBIT B

                        DATA PROVIDED BY ESI TO VENDOR

# (4 pages)

                                      #

                                      #

                                      #

                                  EXHIBIT C
                                 SERVICE FEE

            In accordance with Section 5 of the Agreement, in consideration of the Vendor Services, ESI will pay Vendor the following Service Fees with respect to any Eligible Prescriber who accesses the Vendor System and writes prescriptions using ESI Formulary and ESI Patient information provided pursuant to this Agreement:

               ---------------------------------------------------
               Transaction Type              Transaction Cost
               ---------------------------------------------------
               Customized Messaging (per            $#
               message)
               ---------------------------------------------------

               Prescriptions to Retail for          $#*
               ESI Patients using desk-top
               PC:
               Includes:
                  o Eligibility Verification
                  o Formulary Checking
                  o Drug to Drug Interaction
                  o Prior Authorizations
                  o Final Scripting
               ---------------------------------------------------

               Prescriptions to Mail Order          $#
               for ESI Patients using
               desk-top PC
               Includes:
                  o Eligibility Verification
                  o  Formulary Checking
                  o Drug to Drug Interaction
                  o Prior Authorizations
                  o Final Scripting
               ---------------------------------------------------

Notwithstanding anything in this Agreement to the contrary, ESI's maximum financial liability during the Initial Phase for the Service Fees set forth above shall be limited to $#.  Vendor will absorb all deployment expenses and any additional transaction costs above this amount during such period.  In the event that ESI terminates this Agreement without cause prior to the end of the Initial Phase, ESI agrees to reimburse Vendor $# less any Service Fees paid as of the date of such termination.
Upon the earlier of the completion of the Initial Phase or the date upon which Service Fees paid to Vendor hereunder meet or exceed $#, the Parties agree to work together in good faith to evaluate the costs and benefits of the Vendor System and to negotiate appropriate adjustments to the fees paid hereunder.

--------

* During the Initial Phase,  Medix will receive the  transaction  fees indicated
above,  which  include a surcharge  for this  Initial  Phase equal to $# on each applicable retail prescription.